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                                                                                                         EXHIBIT 20

                                                    KEY AUTO FINANCE TRUST 1999-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   October 1, 1999 to October 31, 1999
Distribution Date:   November 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                      Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                              ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                 0.00                     0.0000000
          Class A-2 Note  Amount                                                        12,718,940.30                     0.0849061
          Class A-3 Note  Amount                                                                 0.00                     0.0000000
          Class A-4 Note  Amount                                                                 0.00                     0.0000000
          Class B  Note  Amount                                                          1,272,650.33                     0.0328825
          Class C  Note  Amount                                                            895,554.13                     0.0328825
          Certificates  Amount                                                             335,430.28                     0.0265492

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                 0.00                     0.0000000
          Class A-2 Note  Amount                                                           640,195.03                     4.5406389
          Class A-3 Note  Amount                                                           451,807.50                     4.6916667
          Class A-4 Note  Amount                                                           683,567.50                     4.8583333
          Class B  Note  Amount                                                            189,108.52                     5.0000000
          Class C  Note  Amount                                                            157,027.55                     5.9000000
          Certificates  Amount                                                              96,942.37                     7.8166667

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)       439,608,257.78

(iv)    Class A-1 Notes Balance (end of Collection Period)                                       0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-2 Notes Balance (end of Collection Period)                             128,273,340.62
        Class A-2 Pool Factor (end of Collection Period)                                                                  0.8562973
        Class A-3 Notes Balance (end of Collection Period)                              96,300,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class A-4 Notes Balance (end of Collection Period)                             140,700,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class B Notes Balance (end of Collection Period)                                36,549,054.04
        Class B Pool Factor (end of Collection Period)                                                                    0.9443468
        Class C Notes Balance (end of Collection Period)                                25,719,284.99
        Class C Pool Factor (end of Collection Period)                                                                    0.9443468
        Certificates Balance (end of Collection Period)                                 12,066,578.13
        Certificates Pool Factor (end of Collection Period)                                                               0.9550658

(v)  Basic Servicing Fee                                                                   375,347.86                     0.6759076

(vi)    Aggregate Realized Losses                                                          972,822.93
        Aggregate Net Losses                                                               602,467.76
        Cumulative Net Losses for all periods                                            4,103,028.41

(vii)   Reserve Account Balance after Giving Effect to Payments                         13,094,747.44
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               13,094,747.44
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                              0.00
        Draws on Reserve Account                                                                 0.00
        Deposits to Reserve Account                                                              0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                            0.00                     0.0000000


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
                                                    KEY AUTO FINANCE TRUST 1999-1
                                       MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                    Servicer: Key Bank USA, N.A.
                                              Indenture Trustee: Bankers Trust Company
                                            Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   October 1, 1999 to October 31, 1999
Distribution Date:   November 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                  ------------------------------

         Class A-4 Notes Interest Carryover Shortfall                                            0.00                     0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00                     0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00                     0.0000000
         Certificates Interest Carryover Shortfall                                               0.00                     0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                           0.00                     0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00                     0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00                     0.0000000
         Certificates Principal Carryover Shortfall                                              0.00                     0.0000000

(ix)  Additional Principal Distributable Amount                                          1,296,718.38

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                          10,866.79
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                 Number                          Balance
                                                                             -------------------------------------------------------
           30-59 Days                                                             832                                 12,286,094.84
           60-89 Days                                                             213                                  3,302,211.86
           90 Days or More                                                        165                                  2,412,681.12
           Financed Vehicles Repossessed but not yet charged off                   78                                    899,711.17

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                        0.1138308
Weighted Average Remaining Term of Remaining Portfolio                                     52.8046698

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                               0.0075061
     (ii)  Preceding Collection Period                                                      0.0087316
     (iii) Current Collection Period                                                        0.0130928
     (iv)  Three Month Average                                                              0.0097768

Ending Portfolio Balance                                                               436,491,581.24

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